Exhibit 99.1

AllDigital Holdings and Broadcast International agree to merge, paving the way for a revolution in digital broadcasting.

IRVINE, CA—January 7th, 2013 - AllDigital Holdings, Inc. (OTCBB: ADGL) and Broadcast International, Inc. (OTCBB: BCST) have announced today that they have entered into a definitive agreement to merge in an all-stock transaction.

Under the terms of agreement, AllDigital shareholders will receive a number of shares of Broadcast International common stock representing 54% of the post-closing shares of Broadcast common stock, with both share totals calculated on a modified fully diluted basis. As part of the transaction, Broadcast International will seek shareholder approval for a reverse stock split to be effective prior to closing at a ratio of 1 post-reverse share for each 10 pre-reverse shares to begin to position the company for a transition to a major exchange such as NYSE MKT LLC (formerly AMEX) or the Nasdaq Capital Market. The combined company will be called AllDigital Broadcasting, Inc.

“This merger represents a transformational opportunity for both Broadcast International and AllDigital,” said Paul Summers, chairman and CEO, AllDigital. “Our goal is to radically redefine the way in which companies and organizations manage the distribution of their digital media assets. The long-term vision for AllDigital has always been to provide a revolutionary broadcast platform where virtually anyone can become a global broadcaster. We expect this merger to bring us closer to realizing this vision.”

By integrating Broadcast International’s content management system (CMS) with AllDigital’s cloud services platform (e.g., storage, encoding and origin transport) and connected device frameworks, it is anticipated that the combined company will provide a highly scalable, flexible and secure digital broadcasting platform where virtually any form of digital media (including live and video/audio on demand, digital services and other applications) can target and reach a global audience across mobile, desktop and digital televisions.

On a combined basis, the CMS platform, cloud services, and related integration services and 24/7 technical support will allow a variety of target markets (media and entertainment, enterprise, government and non-profit organizations) to create their own public or private facing broadcasting networks. “Using our unique combination of digital broadcast technology and related cloud services, we believe our clients can create one or more ‘digital television channels’ that can target a single device or, literally, billions of connected devices,” added Mr. Summers.

Key technological differentiators of the combined solution include standards-based ingest, security and delivery mechanisms, cloud services, patented CodecSys® encoding and transcoding technology and uniform consumption of data and services across end user device platforms. The decoupled and modular nature of the combined system allows organizations to easily deliver content over terrestrial, CDN, satellite, broadband and cellular networks (i.e., CDMA, LTE, etc.), facilitating a faster time to existing and new market segments across a global footprint. Optional digital broadcast nodes can also be deployed into client locations with additional support for multicast, local device control / input (such as emerging near field communication support) and other content management services across a network of approximately 2,000 bonded installers in the United States.

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AllDigital’s clients include Rogers Communications, Cox Media Group, Akamai, Sermon.net, FreeStreams, and WINDOWSEAT Pictures. Clients of Broadcast International include Microsoft, Bank of America, Fujitsu, HP, Telecable, WestStar TV, NetTALK, Dish México, and Zions Bank. It is anticipated that the combined company will be able to provide existing and prospective clients with a more powerful, affordable, and complete digital broadcasting solutions, providing marketing and IT departments total control over the distribution of their digital media assets. We believe that the level of digital media asset control inherent in the combined solution is an important differentiator and value proposition for the combined companies.

According to IMS Research, there are currently 9.6 billion connected devices worldwide, and that number is expected to increase to 28 billion by 2020. According to Cisco’s Visual Networking Index, all forms of video (TV, VoD, Internet and P2P) will represent approximately 86 percent of global consumer traffic by 2016. Additionally, Intel is forecasting 22 million public facing screens by 2015, and notes that these screens are becoming increasingly intelligent.

We believe AllDigital Broadcasting will be well positioned to capitalize on these trends, with a goal to become the market leader in providing digital broadcasting solutions to an increasing global demand for digital media to connected devices.

Representatives from Broadcast International and AllDigital will be at the Consumer Electronics Show in Las Vegas, January 8-10 providing demonstrations of the CMS, cloud services and connected device frameworks. Please contact sales@alldigital.com or (949) 250-0701 to schedule a one-on-one meeting or for additional information.

Combined Management Team

Paul Summers will be the CEO of the new, combined company. Prior to AllDigital, Mr. Summers was CEO and co-founder of VitalStream Holdings, Inc. that was sold to Internap for over $210 million in stock. Tim Napoleon will be the Chief Strategist. Before co-founding AllDigital, Mr. Napoleon was Chief Strategist of Media and Entertainment for Akamai Technologies. John Walpuck will hold the position of COO and CFO. Previously, Mr. Walpuck was CFO for Nine Systems that was purchased by Akamai for over $150 million in stock. Steve Jones will be the Vice President of Sales, and Steve Smith will hold the position of Vice President of Networks.

Corporate headquarters will be located in Irvine, California, with a satellite office in Salt Lake City, Utah.

About AllDigital Holdings, Inc.

AllDigital offers secure digital broadcasting solutions across multiple devices including mobile, desktop and digital television. Global media and entertainment, enterprise, and organizations (such as government, faith-based groups, and others) have leveraged from our connected device technology to get to market faster, more efficiently. Our enterprise grade solutions include Broadcast (radio, television, and VoD solutions), AllDigital Cloud (origin cloud storage and transit), SocialMedia Pro (brand and distribute digital media content via Facebook), and Integration Services (custom app development, digital workflow design, and more).

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About Broadcast International

Broadcast International is a leading provider of managed video solutions, including digital signage, OTT (Over the Top) networks, IPTV, and live/on-demand content distribution for the enterprise. Broadcast’s patented CodecSys software is a breakthrough, multi-codec video compression technology that cuts video bandwidth requirements over satellite, cable, IP and wireless networks. By slashing bandwidth needs, CodecSys enables a new generation of media applications, and offers unprecedented price/ performance benefits for existing applications such as HD video distribution.

Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements. Each of AllDigital and Broadcast International may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass the respective issuer’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to AllDigital and Broadcast International as of such date. AllDigital and Broadcast International assume no obligation to update any forward-looking statement. Readers should note that many factors could affect the proposed combination of the companies, as well as the future operating and financial results of AllDigital and Broadcast International, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, the risk that the transaction contemplated by the merger agreement will not close; the risk that, if the proposed merger does close, the operations of AllDigital and Broadcast International will not be integrated successfully or at all; the risk that the parties will be unable to successfully implement a combined business strategy; the risk that the combined company will not realize potential synergies and other anticipated marketing and financial impacts of the proposed merger; the risk that future financial and operating results of the combined company will not be as anticipated or suggested; the risks that the shareholders of either AllDigital or Broadcast International will not approve the proposed merger; the risk that the various conditions to closing of the proposed merger will not be satisfied; and the risks that the combined company, which does not currently satisfy the listing requirements for any stock exchange, will not satisfy such listing requirements in the future for various reasons, including a failure to meet the stock price or the shareholders equity requirement. Additional risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in the filings of each of Broadcast and AllDigital with the Securities and Exchange Commission, including the risk factors identified in each company’s most recent Annual Report on Form 10-K.

Contact Information:

Stephanie Hargis, Investor Relations

Email: ir@alldigital.com

Phone: 949.250.0701

Fax: 949.250.0730

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Additional Information and Where to Find It

This information pertains to this document and all related documents linked from this one. Broadcast International intends to file with the SEC a joint proxy statement/information statement/prospectus and other relevant materials in connection with the Merger. The joint proxy statement/information statement/prospectus will be mailed to the shareholders of AllDigital and Broadcast International. Investors and security holders of AllDigital and Broadcast International are urged to read the joint proxy statement/information statement/prospectus and the other relevant materials when they become available because they will contain important information about AllDigital, Broadcast International and the Merger. The joint proxy statement/information statement/prospectus and other relevant materials (when they become available), and any other documents filed by AllDigital or Broadcast International with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AllDigital by contacting Stephanie Hargis via email at shargis@alldigital.com, or by phone 949-250-0701, x100. Investors and security holders may obtain free copies of the documents filed with the SEC by Broadcast International by contacting Jim Solomon, Chief Financial Officer, at 7050 Union Park Center, Suite 600, Midvale, UT 84047 or by telephone at 801-562-2252. Investors and security holders are urged to read the joint proxy statement/information statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

AllDigital, Paul Summers, AllDigital’s Chairman of the Board and Chief Executive Officer, John Walpuck, AllDigital’s Chief Financial Officer, and certain of AllDigital’s other executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of AllDigital and Broadcast International in favor of the Merger. The other executive officers and directors of AllDigital who may be participants in the solicitation of proxies in connection with the Merger have not been determined as of the date of this filing. A description of the interests of Mr. Summers, Mr. Walpuck and AllDigital’s other executive officers and directors in AllDigital is set forth in the AllDigital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on March 30, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Mr. Summers, Mr. Walpuck and AllDigital’s other executive officers and directors in the merger by reading the joint proxy statement/information statement/prospectus when it becomes available.

Broadcast International and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information about the directors and executive officers of Broadcast International and their ownership of Broadcast International common stock is set forth in Broadcast International’s Form 10-K, which was filed with the SEC on March 29, 2012. Certain directors and executive officers of Broadcast International may have direct or indirect interests in the proposed Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or rights to severance payments of their employment is terminated following the proposed Merger. Investors and security holders may obtain additional information regarding the interests of such participants by reading the joint proxy statements/information statement/prospectus when it becomes available.

Copyright ©2013. AllDigital, Inc. and Broadcasting International, Inc. All rights reserved. All marks are the property of their respective holders.

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